                                                                    Exhibit 99.1

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AMERICAN ITALIAN PASTA COMPANY                                          |NEWS
                                                                        |RELEASE

Contact:

Paul Geist
EVP & Chief Financial Officer
816-584-5611

For Immediate Release

                  AMERICAN ITALIAN PASTA COMPANY REPORTS SECOND
           QUARTER AND FIRST HALF OF FISCAL YEAR 2008 FINANCIAL DATA

KANSAS CITY, MO, May 16, 2008 - American  Italian Pasta Company  (AITP.PK),  the
largest  producer  of  dry  pasta  in  North  America,  today  reported  certain preliminary,  unaudited  financial  information for the second quarter and first half of the fiscal year ended March 28, 2008.

SECOND QUARTER FISCAL YEAR 2008

Operating results

Net revenue for the period  ended  March 28, 2008 was $139.6  million.  Revenues were up 44.2% as  compared to the second  quarter of fiscal year 2007.  Revenues were significantly impacted by general price increases implemented in the period and were partially offset by a volume decline of 1.3%, as compared to the second quarter of fiscal year 2007.

Gross profit for the period was $32.3 million, reflecting $107.3 million cost of goods sold.  Cost of goods sold included $5.2 million of  depreciation  and also reflected increased durum costs.

Selling and marketing expenses totaled $6.2 million,  general and administrative expenses  totaled $9.3 million,  and loss on  disposition  of long-lived  assets totaled $0.2  million,  for an operating  profit of $16.6  million.  Selling and marketing expenses included $0.3 million of package design amortization. General and administrative  expenses included professional fees related to the Company's restatement (legal,  accounting and management  consulting) of $3.2 million, and
$0.6 million of depreciation and amortization.

Results preliminary

The Company noted that all of the above financial data are unaudited and subject to adjustment,  and that its final financial  statements could differ materially from this preliminary data. Possible adjustments relate to promotional expenses, accounting period cutoff procedures,  equity-based compensation accounting,  and
other  issues   resulting  from  the  previously   announced   Audit   Committee
investigation.

American Italian Pasta Company
May 16, 2008

FIRST HALF FISCAL YEAR 2008

Operating results

Net revenue for the period  ended March 28, 2008 was $251.3  million,  including
$4.6 million of payments  received pursuant to the Continued Dumping and Subsidy
Offset Act of 2000 (CDSOA). Revenues were up 31.6% as compared to the first half of fiscal year 2007.  Revenues  were  significantly  impacted  by general  price increases  implemented  in the  period  and were  partially  offset  by a volume decline of 0.2%, as compared to the first half of fiscal year 2007.

Gross profit for the period was $56.6 million, reflecting $194.7 million cost of goods sold. Cost of goods sold included $10.3 million of  depreciation  and also reflected increased durum costs.

Selling and marketing expenses totaled $12.3 million, general and administrative expenses totaled $19.5 million,  and a loss on disposition of long-lived  assets totaled $0.2  million,  for an operating  profit of $24.6  million.  Selling and marketing expenses included $0.7 million of package design amortization. General and administrative  expenses included professional fees related to the Company's restatement (legal,  accounting and management  consulting) of $7.2 million, and
$1.2 million of depreciation and amortization.

Results preliminary

The Company noted that all of the above financial data are unaudited and subject to adjustment,  and that its final financial  statements could differ materially from this preliminary data. Possible adjustments relate to promotional expenses, accounting period cutoff procedures,  equity-based compensation accounting,  and
other  issues   resulting  from  the  previously   announced   Audit   Committee
investigation.

ABOUT AIPC

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest  producer of dry pasta in North America.  The Company has four plants that are located in Excelsior  Springs,  Missouri;  Columbia,  South
Carolina;   Tolleson,   Arizona  and   Verolanuova,   Italy.   The  Company  has
approximately 600 employees located in the United States and Italy.

When used in this release,  the words "anticipate,"  "believe,"  "estimate," and
"expect"  and similar  expressions  are  intended  to  identify  forward-looking statements, but are not the exclusive means of identifying these statements. The statements by the Company regarding operating results for the second quarter and first half of its fiscal year 2008 are forward-looking. Actual results or events could differ materially. The differences could be caused by a number of factors,
including,   but  not   limited  to,  the   findings  of  the  Audit   Committee
investigation, the Company's review of its financial statements, a review and/or audit of the Company's financial statements by its independent registered public accounting  firm, the SEC staff review,  and the conclusions  reached  regarding financial reporting. The Company will not update any forward-looking  statements in this press release to reflect future events.

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